Exhibit 2.1

ACQUISITION AGREEMENT

This ACQUISITION AGREEMENT ("Agreement") among CannAssist International, Corp., a Delaware corporation ("CANNASSIST"), Xceptor LLC, a private limited liability company organized under the laws of the Wyoming (“XCEPTOR”) and the persons listed in Exhibit A hereof (collectively the "Members"), being the owners of record of all of the issued and outstanding membership interests of XCEPTOR.

Whereas, CANNASSIST wishes to acquire and the Members wish to transfer all of the issued and outstanding membership interests of XCEPTOR in a transaction intended to qualify as a reorganization within the meaning of §368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

Now, therefore, CANNASSIST, XCEPTOR, and the Members adopt this plan of reorganization and agree as follows:

1.           Exchange of Stock and Other Consideration

1.1          Exchange of Stock and Other Consideration. The Members agree to transfer to CANNASSIST at the Closing (defined below) the number of membership interests of XCEPTOR, no par value per membership interest, shown opposite their names in Exhibit A, constituting 100% of the issued and outstanding membership interests of XCEPTOR in exchange for an aggregate of 3,000,000 shares of voting common stock of CANNASSIST, $.0001 par value per share, to be issued in accordance with the schedule set forth in Exhibit A.

1.2          Exchange of Certificates. Each holder of an outstanding certificate or certificates theretofore representing shares of XCEPTOR membership interests shall surrender such certificate(s) for cancellation to CANNASSIST, and shall receive in exchange a certificate or certificates representing the number of full shares of CANNASSIST common stock into which the shares of XCEPTOR membership interests represented by the certificate or certificates so surrendered shall have been converted. The transfer of XCEPTOR membership interests by the Members shall be effected by the delivery to CANNASSIST at the Closing of certificates representing the transferred shares endorsed in blank or accompanied by stock powers executed in blank, or as otherwise agreed by the parties.

1.3          Fractional Shares. Fractional shares of CANNASSIST common stock shall not be issued, but in lieu thereof CANNASSIST shall round up fractional shares to the next highest whole number.

1.4          Further Assurances. At the Closing and from time to time thereafter, the Members shall execute such additional instruments and take such other action as CANNASSIST may request in order more effectively to sell, transfer, and assign the transferred stock to CANNASSIST and to confirm CANNASSIST's title thereto.

1.5          Securities Outstanding After Closing. Immediately following the Closing, there will be 7,200,000 shares of CANNASSIST issued and outstanding.

1.6          Acquired Assets.  At the Closing, CANNASSIST shall be the beneficial owner (by virtue of its ownership of 100% of the issued and outstanding membership interests of XCEPTOR) of all of the assets, properties, business, goodwill, rights, titles and interests of every kind or nature owned, leased, licensed or otherwise held by either XCEPTOR (including indirect and other forms of beneficial ownership) or used in the business of XCEPTOR, whether tangible, intangible, real, personal or mixed and wherever located, including (without limitation) XCEPTOR’s right, title and interest in, to and under all of the following (collectively, the “Acquired Assets”):

(i)
all tangible personal property, including all machinery, equipment, tools, spare parts, furniture, fixtures, vehicles, accessories, office materials, packaging and shipping materials, office equipment, computers, telephones, facsimile machines, file cabinets, artwork and drawings and other tangible personal property, together with any express or implied warranty by the manufacturers or sellers of such tangible personal property or any component part thereof (to the extent transferable);

(ii)	all inventory and supplies, including finished goods, work in process and raw materials used or held for use by XCEPTOR;

(iii)          all accounts receivable, notes receivable and other amounts receivable from third parties, including customers and employees, and all correspondence with respect thereto;

(iv)         all rights existing under all contracts to which XCEPTOR is a party;

(v)          all claims, deposits, prepayments, prepaid expenses, warranties, guarantees, refunds, causes of action, choses in action, rights of recovery, rights of set-off and rights of recoupment of every kind and nature (including rights to insurance proceeds);

(vi)         the intellectual property of XCEPTOR, including any trademarks or company names used by XCEPTOR;

(vii)        the business of XCEPTOR as currently, or contemplated to be, conducted as a going concern and all of the goodwill associated therewith;

(viii)       all permits related to the business of XCEPTOR held by XCEPTOR;

(ix)          all insurance, warranty and condemnation net proceeds received after the Closing Date with respect to damage, non-conformance of or loss to the Purchased Assets;

(x)           all books and records, including ledgers, correspondence, lists, studies and reports and other printed or written materials, including, without limitation, all lists and records pertaining to customers, personnel, agents, suppliers, distributors and pricing, purchase and sale records, quality control records, research and development files, files and data, company manuals and other business related documents and materials, whether written, electronic or otherwise, all telephone and facsimile numbers and internet access (including email) accounts, and all information relating to taxes;

(xi)          all bank accounts of XCEPTOR;

(xii)         all servers and e-mails; and

(xiii)        all other assets of any kind or nature of XCEPTOR.

2.           Exchange of Other Securities.

2.1          Securities Exchanged. All outstanding warrants, options, stock rights and all other securities of XCEPTOR owned by the Members shall be exchanged and adjusted, subject to the terms contained in such warrants, options, stock rights or other securities, for similar securities of CANNASSIST.

2.2          Ratio of Exchange. The securities of XCEPTOR owned by the Members, and the relative securities of CANNASSIST for which they will be exchanged, are set out opposite their names in Exhibit A.

3.           Closing. The transfers and deliveries to be made pursuant to this Agreement (the "Closing") shall be made by and take place at the offices of the Members’ Representative or location designated by the parties without requiring the meeting of the parties hereof. Notwithstanding anything herein to the contrary, all proceedings to be taken and all documents to be executed at the Closing shall be deemed to have been taken, delivered and executed simultaneously, and no proceeding shall be deemed taken nor documents deemed executed or delivered until all have been taken, delivered and executed. The date of Closing may be accelerated or extended by agreement of the parties.

Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission required by this Agreement or any signature required thereon may be used in lieu of an original writing or transmission or signature for any and all purposes for which the original could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission or original signature.

4.           Unexchanged Certificates. Until surrendered, each outstanding certificate that prior to the Closing represented XCEPTOR membership interests shall be deemed for all purposes, other than the payment of dividends or other distributions, to evidence ownership of the number of shares of CANNASSIST common stock into which it was converted. No dividend or other distribution shall be paid to the holders of certificates of XCEPTOR membership interests until presented for exchange at which time any outstanding dividends or other distributions shall be paid.

5.           Representations and Warranties of XCEPTOR

XCEPTOR represents and warrants as follows:

5.1          Corporate Status. XCEPTOR is a company duly organized, validly existing, and in good standing under the laws of the Wyoming and is licensed or qualified as a foreign corporation in all states in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary.

5.2          Capitalization. The authorized capital stock of XCEPTOR consists of membership interests, no par value per membership percentage unit, equal to 100% membership interests of which 100% membership interests are issued and outstanding, all fully paid and nonassessable. There are no other classes of equity ownership issued or authorized.

5.3          Subsidiaries. XCEPTOR has no subsidiaries.

5.4          Financial Statements. The audited financial statements for the year ended December 31, 2017 and such other period as acceptable to CANNASSIST (“XCEPTOR’s Financial Statements”) furnished to CANNASSIST are correct and fairly present the financial condition of XCEPTOR as of the dates and for the periods involved, and such statements were prepared in accordance with generally accepted accounting principles consistently applied.

5.5          Undisclosed Liabilities. XCEPTOR had no liabilities of any nature except to the extent reflected or reserved against in XCEPTOR's Financial Statements, whether accrued, absolute, contingent, or otherwise, including, without limitation, tax liabilities and interest due or to become due, and XCEPTOR's accounts receivable, if any, are collectible in accordance with the terms of such accounts, except to the extent of the reserve therefor in XCEPTOR's Financial Statements.

5.6          Absence of Material Changes. Between the date of XCEPTOR’s Financial Statements and the date of this Agreement, there have not been, except as set forth in a list certified by the president of XCEPTOR and delivered to CANNASSIST, (1) any changes in XCEPTOR's financial condition, assets, liabilities, or business which, in the aggregate, have been materially adverse; (2) any damage, destruction, or loss of or to XCEPTOR's property, whether or not covered by insurance; (3) any declaration or payment of any dividend or other distribution in respect of XCEPTOR's capital stock, or any direct or indirect redemption, purchase, or other acquisition of any such stock; or (4) any increase paid or agreed to in the compensation, retirement benefits, or other commitments to employees.

5.7          Litigation. There is no litigation or proceeding pending, or to XCEPTOR’s knowledge threatened, against or relating to XCEPTOR, its properties or business, except as set forth in a list certified by the president of XCEPTOR and delivered to CANNASSIST.

5.8          Contracts. XCEPTOR is not a party to any material contracts other than those disclosed to CANNASSIST.

5.9          No Violation. Execution of this Agreement and performance by XCEPTOR hereunder has been duly authorized by all requisite corporate action on the part of XCEPTOR, and this Agreement constitutes a valid and binding obligation of XCEPTOR, performance hereunder will not violate any provision of any charter, bylaw, indenture, mortgage, lease, or agreement, or any order, judgment, decree, law, or regulation to which any property of XCEPTOR is subject or by which XCEPTOR is bound.

5.10        Title to Property. XCEPTOR has good and marketable title to all properties and assets, real and personal, reflected in XCEPTOR's Financial Statements, except as since sold or otherwise disposed of in the ordinary course of business, and XCEPTOR's properties and assets are subject to no mortgage, pledge, lien, or encumbrance, except for liens shown therein, with respect to which no default exists except as disclosed to CANNASSIST.

5.11        Corporate Authority. XCEPTOR has full corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, and will deliver at the Closing a copy of resolutions of its board of directors authorizing execution of this Agreement by its officers and performance thereunder. Further, XCEPTOR has obtained all permissions, consents and forbearances, in writing, required to transfer good and marketable title to all properties and assets, real and personal, reflected in XCEPTOR's Financial Statements

5.12        Access to Records. From the date of this Agreement to the Closing, XCEPTOR will (1) give to CANNASSIST and its representatives full access during normal business hours to all of its offices, books, records, contracts, and other corporate documents and properties so that CANNASSIST may inspect and audit them and (2) furnish such information concerning XCEPTOR's properties and affairs as CANNASSIST may reasonably request.

5.13        Confidentiality. Until the Closing (and permanently if there is no Closing), XCEPTOR and the Members will keep confidential any information which they obtain from CANNASSIST concerning its properties, assets, and business. If the transactions contemplated by this Agreement are not consummated, XCEPTOR and the Members will return to CANNASSIST all written matter with respect to CANNASSIST obtained by them in connection with the negotiation or consummation of this Agreement.

6.           Representations and Warranties of the Members

The Members, individually and separately, represent and warrant as follows:

6.1          Title to Shares. The Members, and each of them, are the owners, free and clear of any liens and encumbrances, of the number of XCEPTOR membership interests which are listed in the attached schedule and which they have contracted to exchange.

6.2          Litigation. There is no litigation or proceeding pending, or to each Member’s knowledge threatened, against or relating membership interests of XCEPTOR held by the Members.

7.           Representations and Warranties of CANNASSIST

CANNASSIST represents and warrants as follows:

7.1          Corporate Status. CANNASSIST is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and is licensed or qualified as a foreign corporation in all states in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary.

7.2          Capitalization. The authorized capital stock of CANNASSIST consists of 100,000,000 shares of common stock, $.0001 par value per share, of which 4,200,000 shares are issued and outstanding, all fully paid and nonassessable and no shares of non-designated preferred stock.

7.3          Subsidiaries. CANNASSIST has no subsidiaries.

7.4          Public Company. CANNASSIST filed with the Securities and Exchange Commission a registration statement on Form 10 which was declared effective pursuant to the Securities Exchange Act of 1934 and is a reporting company pursuant to §12 thereunder

7.5          Public Filings. CANNASSIST will file all reports required to be filed by it under Section 13 of the Securities Exchange Act of 1934.

7.6          Financial Statements. The financial statements of CANNASSIST as of December 31, 2017 or such other period as acceptable to XCEPTOR (“CANNASSIST’s Financial Statements”) furnished to XCEPTOR are correct and fairly present the financial condition of CANNASSIST as of the dates and for the periods involved, and such statements were prepared in accordance with generally accepted accounting principles consistently applied.

7.7          Undisclosed Liabilities. CANNASSIST had no liabilities of any nature except to the extent reflected or reserved against in CANNASSIST's Financial Statements, whether accrued, absolute, contingent, or otherwise, including, without limitation, tax liabilities and interest due or to become due, and CANNASSIST's accounts receivable, if any, are collectible in accordance with the terms of such accounts, except to the extent of the reserve therefor in CANNASSIST's Financial Statements.

7.8          Absence of Material Changes. Between the date of CANNASSIST’s Financial Statements and the date of this Agreement, there have not been, except as set forth in a list certified by the president of CANNASSIST and delivered to XCEPTOR, (1) any changes in CANNASSIST's financial condition, assets, liabilities, or business which, in the aggregate, have been materially adverse; (2) any damage, destruction, or loss of or to CANNASSIST's property, whether or not covered by insurance; (3) any declaration or payment of any dividend or other distribution in respect of CANNASSIST's capital stock, or any direct or indirect redemption, purchase, or other acquisition of any such stock; or (4) any increase paid or agreed to in the compensation, retirement benefits, or other commitments to employees.

7.9          Litigation. There is no litigation or proceeding pending, or to CANNASSIST’s knowledge threatened, against or relating to CANNASSIST, its properties or business, except as set forth in a list certified by the president of CANNASSIST and delivered to XCEPTOR.

7.10        Contracts. CANNASSIST is not a party to any material contract other than those in the normal course of business.

7.11        No Violation. Execution of this Agreement and performance by CANNASSIST hereunder has been duly authorized by all requisite corporate action on the part of CANNASSIST, and this Agreement constitutes a valid and binding obligation of CANNASSIST, performance hereunder will not violate any provision of any charter, bylaw, indenture, mortgage, lease, or agreement, or any order, judgment, decree, law, or regulation to which any property of CANNASSIST is Subject or by which CANNASSIST is bound.

7.12        Title to Property. CANNASSIST has good and marketable title to all properties and assets, real and personal, reflected in CANNASSIST's Financial Statements, except as sold or otherwise disposed of in the ordinary course of business, and CANNASSIST's properties and assets are Subject to no mortgage, pledge, lien, or encumbrance, except for liens shown therein, with respect to which no default exists.

7.13         Corporate Authority. CANNASSIST has full corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, and will deliver at the Closing a certified copy of resolutions of its board of directors authorizing execution of this Agreement by its officers and performance thereunder.

7.14        Confidentiality. Until the Closing (and permanently if there is no Closing), CANNASSIST and its representatives will keep confidential any information which they obtain from XCEPTOR concerning its properties, assets, and business. If the transactions contemplated by this Agreement are not consummated, CANNASSIST will return to XCEPTOR all written matter with respect to CANNASSIST obtained by it in connection with the negotiation or consummation of this Agreement.

7.15        Investment Intent. CANNASSIST is acquiring the XCEPTOR membership interests to be transferred to it under this Agreement for investment and not with a view to the sale or distribution thereof, and CANNASSIST has no commitment or present intention to liquidate XCEPTOR or to sell or otherwise dispose of its securities.

8.           Conduct Pending the Closing

CANNASSIST, XCEPTOR and the Members covenant that between the date of this Agreement and the Closing as to each of them:

8.1          No change will be made in the charter documents, by-laws, or other corporate documents of CANNASSIST or XCEPTOR.

8.2          The Agreement shall be submitted for member approval if required by law, the bylaws, corporate charter documentation or otherwise and the Board of Managers will use its best efforts to obtain the requisite member approval.

8.3          CANNASSIST and XCEPTOR will use their best efforts to maintain and preserve its business organization, employee relationships, and goodwill intact, and will not enter into any material commitment except in the ordinary course of business.

8.4          None of the Members will sell, transfer, assign, hypothecate, lien, or otherwise dispose or encumber the XCEPTOR membership interests owned by them.

9.           Conditions Precedent to Obligation of XCEPTOR and the Members

XCEPTOR’s and the Members’ obligation to consummate this exchange shall be subject to fulfillment on or before the Closing of each of the following conditions, unless waived in writing by XCEPTOR or the Members as appropriate:

9.1          CANNASSIST's Representations and Warranties. The representations and warranties of CANNASSIST set forth herein shall be true and correct at the Closing as though made at and as of that date, except as affected by transactions contemplated hereby.

9.2          CANNASSIST's Covenants. CANNASSIST shall have performed all covenants required by this Agreement to be performed by it on or before the Closing.

9.3          Board of Director Approval. This Agreement shall have been approved by the Board of Directors of CANNASSIST.

9.4          Supporting Documents of CANNASSIST. CANNASSIST shall have delivered to XCEPTOR and the Members supporting documents in form and substance reasonably satisfactory to XCEPTOR and the Members, to the effect that:

(a) CANNASSIST is a corporation duly organized, validly existing, and in good standing;

(b) CANNASSIST's authorized capital stock is as set forth herein;

(c) Certified copies of the resolutions of the board of directors of CANNASSIST authorizing the execution of this Agreement and the consummation hereof;

(d) Secretary's certificate of incumbency of the officers and directors of CANNASSIST;

(e) CANNASSIST’s Financial Statements; and

(f) Any document as may be specified herein or required to satisfy the conditions, representations and warranties enumerated elsewhere herein.

10.          Conditions Precedent to Obligation of CANNASSIST

CANNASSIST's obligation to consummate this business combination shall be subject to fulfillment on or before the Closing of each of the following conditions, unless waived in writing by CANNASSIST:

10.1        XCEPTOR’s and the Members’ Representations and Warranties. The representations and warranties of XCEPTOR and the Members set forth herein shall be true and correct at the Closing as though made at and as of that date, except as affected by transactions contemplated hereby.

10.2        XCEPTOR’s and the Members’ Covenants. XCEPTOR and the Members shall have performed all covenants required by this Agreement to be performed by them on or before the Closing.

10.3        Managers’ Approval. This Agreement shall have been approved by the Board of Managers of XCEPTOR.

10.4        Member Execution. This Agreement shall have been executed by the required number of members of XCEPTOR.

10.5        Supporting Documents of XCEPTOR. XCEPTOR shall have delivered to CANNASSIST supporting documents in form and substance reasonably satisfactory to CANNASSIST to the effect that:

(a) XCEPTOR is a company duly organized, validly existing, and in good standing;

(b) XCEPTOR's capital stock is as set forth herein;

(c) Copies of the resolutions of the board of managers of XCEPTOR authorizing the execution of this Agreement and the consummation hereof;

(d) Secretary's certificate of incumbency of the officers and directors of XCEPTOR;

(e) XCEPTOR’s Financial Statements; and

(f) Any document as may be specified herein or required to satisfy the conditions, representations and warranties enumerated elsewhere herein.

11.          Indemnification

11.1        Indemnification of CANNASSIST. XCEPTOR and the Members severally (and not jointly) agree to indemnify CANNASSIST against any loss, damage, or expense (including reasonable attorney fees) suffered by CANNASSIST from (1) any breach by XCEPTOR or the Members of this Agreement or (2) any inaccuracy in or breach of any of the representations, warranties, or covenants by XCEPTOR or the Members herein; provided, however, that (a) CANNASSIST shall be entitled to assert rights of indemnification hereunder only if and to the extent that it suffers losses, damages, and expenses (including reasonable attorney fees) exceeding $50,000 in the aggregate and (b) CANNASSIST shall give notice of any claims hereunder within twenty-four months beginning on the date of the Closing. No loss, damage, or expense shall be deemed to have been sustained by CANNASSIST to the extent of insurance proceeds paid to, or tax benefits realizable by, CANNASSIST as a result of the event giving rise to such right to indemnification.

11.2        Proportionate Liability. The liability of each Member under this Section shall be in the proportion that the total number of CANNASSIST shares to be received by him bears to the total number of CANNASSIST shares to be received by all the Members and shall in no event exceed 25 percent of the value of the CANNASSIST shares received by such Member. With respect to Members that are estates, trusts, or custodianships, the executor, trustee, or custodian is a party to this Agreement only in its fiduciary capacity and liability hereunder shall be limited to the fiduciary assets and shall not extend to the assets of the executor, trustee, or custodian.

11.3        Indemnification of XCEPTOR and the Members. CANNASSIST agrees to indemnify XCEPTOR and the Members against any loss, damage, or expense (including reasonable attorney fees) suffered by CANNASSIST or by any of the Members from (1) any breach by CANNASSIST of this Agreement or (2) any inaccuracy in or breach of any of CANNASSIST's representations, warranties, or covenants herein.

11.4        Defense of Claims. Upon obtaining knowledge thereof, the indemnified party shall promptly notify the indemnifying party of any claim which has given or could give rise to a right of indemnification under this Agreement. If the right of indemnification relates to a claim asserted by a third party against the indemnified party, the indemnifying party shall have the right to employ counsel acceptable to the indemnified party to cooperate in the defense of any such claim. As long as the indemnifying party is defending any such claim in good faith, the indemnified party will not settle such claim. If the indemnifying party does not elect to defend any such claim, the indemnified party shall have no obligation to do so.

12.         Termination. This Agreement may be terminated (1) by mutual consent in writing; (2) by either XCEPTOR, the Members or CANNASSIST if there has been a material misrepresentation or material breach of any warranty or covenant by any other party; or (3) by either XCEPTOR, the Members or CANNASSIST if the Closing shall not have taken place, unless adjourned to a later date by mutual consent in writing.

13.         Members’ Representative. The Members hereby irrevocably designate and appoint Mark Schuster as their agent and attorney in fact ("Members' Representative") with full power and authority until the Closing to execute, deliver, and receive on their behalf all notices, requests, and other communications hereunder; to fix and alter on their behalf the date, time, and place of the Closing; to waive, amend, or modify any provisions of this Agreement, and to take such other action on their behalf in connection with this Agreement, the Closing, and the transactions contemplated hereby as such agent or agents deem appropriate; provided, however, that no such waiver, amendment, or modification may be made if it would decrease the number of shares to be issued to the Members hereunder or increase the extent of their obligation to indemnify CANNASSIST hereunder.

14.         Survival of Representations and Warranties. The representations and warranties of XCEPTOR, the Members and CANNASSIST set out herein shall survive the Closing.

15.         Arbitration

Scope. The parties hereby agree that any and all claims (except only for requests for injunctive or other equitable relief) whether existing now, in the past or in the future as to which the parties or any affiliates may be adverse parties, and whether arising out of this agreement or from any other cause, will be resolved by arbitration before the American Arbitration Association.

Situs. The situs of arbitration shall be chosen by the party against whom arbitration is sought, provided only that arbitration shall be held at a place in the reasonable vicinity of such party's place of business or primary residence and shall be within the United States. The situs of counterclaims will be the same as the situs of the original arbitration. Any disputes concerning situs will be decided by the American Arbitration Association.

Applicable Law. The law applicable to the arbitration and this agreement shall be that of the State of Delaware, determined without regard to its provisions which would otherwise apply to a question of conflict of laws. Any dispute as to the applicable law shall be decided by the arbitrator.

Disclosure and Discovery. The arbitrator may, in its discretion, allow the parties to make reasonable disclosure and discovery in regard to any matters which are the Subject of the arbitration and to compel compliance with such disclosure and discovery order. The arbitrator may order the parties to comply with all or any of the disclosure and discovery provisions of the Federal Rules of Civil Procedure, as they then exist, as may be modified by the arbitrator consistent with the desire to simplify the conduct and minimize the expense of the arbitration.

Finality and Fees. Any award or decision by the American Arbitration Association shall be final, binding and non-appealable except as to errors of law. Each party to the arbitration shall pay its own costs and counsel fees.

Measure of Damages. In any adverse action, the parties shall restrict themselves to claims for compensatory damages and no claims shall be made by any party or affiliate for lost profits, punitive or multiple damages.

Covenant Not to Sue. The parties covenant that under no conditions will any party or any affiliate file any action against the other (except only requests for injunctive or other equitable relief) in any forum other than before the American Arbitration Association, and the parties agree that any such action, if filed, shall be dismissed upon application and shall be referred for arbitration hereunder with costs and attorney's fees to the prevailing party.

Intention. It is the intention of the parties and their affiliates that all disputes of any nature between them, whenever arising, from whatever cause, based on whatever law, rule or regulation, whether statutory or common law, and however characterized, be decided by arbitration as provided herein and that no party or affiliate be required to litigate in any other forum any disputes or other matters except for requests for injunctive or equitable relief. This agreement shall be interpreted in conformance with this stated intent of the parties and their affiliates.

16.         General Provisions

16.1        Further Assurances. From time to time, each party will execute such additional instruments and take such actions as may be reasonably required to carry out the intent and purposes of this Agreement.

16.2        Waiver. Any failure on the part of either party hereto to comply with any of its obligations, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

16.3        Brokers. Each party agrees to indemnify and hold harmless the other party against any fee, loss, or expense arising out of claims by brokers or finders employed or alleged to have been employed by the indemnifying party.

16.4        Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class certified mail, return receipt requested, or recognized commercial courier service, as follows:

If to CANNASSIST, to:

CannAssist International Group, Inc.
412 North Main Street
Buffalo, Wyoming 82834

If to XCEPTOR, to:

Xceptor LLC
412 North Main Street
Buffalo, Wyoming 82834

If to the Members, to

Mark Palumbo
412 North Main Street
Buffalo, Wyoming 82834

16.5        Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

16.6        Assignment. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns; provided, however, that any assignment by either party of its rights under this Agreement without the written consent of the other party shall be void.

16.7        Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures sent by facsimile transmission shall be deemed to be evidence of the original execution thereof.

16.8        Effective Date. This effective date of this Agreement shall be July 12, 2018.

*          *          *          *

SIGNATURES

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

CANNASSIST INTERNATIONAL CORP.

By
Mark Palumbo, President

XCEPTOR LLC

By
Mark Palumbo, Manager

Members Signature(s)

Signature	Xceptor LLC Membership Interests Held

	60%	Mark Palumbo
Printed name

	40%	Marla Palumbo
Printed name

Exhibit A

XCEPTOR LLC
Member Signature Page to
Acquisition Agreement
between
CANNASSIST INTERNATIONAL CORP. and XCEPTOR LLC

By execution below, the undersigned members Xceptor LLC acknowledge that each such member has read and consents to the Acquisition Agreement between CannAssist International Corp. and Xceptor LLC (the “Business Combination”). Each undersigned member acknowledges that pursuant to the Business Combination the Members of Xceptor LLC will become shareholders of CannAssist International Corp. thereof with any resultant rights, obligations, debts or assets ascribed to such shareholders.

Signature	Xceptor LLC Membership Interests held	Total Number of CannAssist International Corp. Common Stock Shares to be Issued

By:	60%	1,800,000
Printed name: Mark Palumbo

By:	40%	1,200,000
Printed name: Marla Palumbo